Exhibit 99.1

For Immediate Release	Contact:	Jeff D’Eliscu
Water Pik Technologies, Inc.
(949) 719-3700 (office)
(949) 675-9475 (home)
jdeliscu@waterpik.com

WATER PIK TECHNOLOGIES TAKING STEPS TO AMEND CORPORATE
GOVERNANCE PRACTICES

(Newport Beach, California, April 23, 2004) – Water Pik Technologies, Inc. (NYSE: PIK) announced today that its Board of Directors is taking steps to amend corporate governance by proposing changes to its stockholder rights plan and corporate charter in order to increase stockholder participation in key strategic decisions. These changes will maintain protection against attempts to take control of the Company through bids not reflective of the Company’s value or through activities that do not pay a fair premium to all stockholders.

“As the Company has emerged from the spin-off, the Board has concluded that some of the protections necessary in the earlier years are no longer necessary," said Robert P. Bozzone, Chairman, Water Pik Technologies. “We believe the steps we announced today will benefit the longer-term interests of our stockholders.”

Water Pik’s Board will:

•                  Amend the Company’s stockholder rights plan 30 days after certification of the results of the May 2004 Annual Meeting of Stockholders.  The amendment adds a “chewable pill feature” to give stockholders the right to vote for continuation or removal of the stockholder rights plan if a bid is made for the Company that meets certain predetermined criteria.  The amendment is to be effective at the 2005 Annual Meeting of Stockholders.

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•                  Submit and recommend for stockholder approval a charter amendment for a stockholder vote at the 2005 Annual Meeting to eliminate the supermajority voting requirement needed for stockholders to remove Directors, and the supermajority voting requirement for the stockholders to approve the merger or sale of the Company or substantially all of its assets and other specified fundamental changes.  The proposed amendment would reduce the stockholder vote required to take such actions to a simple majority of the outstanding shares of stock.

•                  Also, as previously announced, recommend that stockholders vote “FOR” the proposal concerning board declassification.  If stockholders approve this non-binding resolution, up for consideration at this year’s Annual Meeting, the Board will implement the recommended action by submitting a charter amendment for stockholder approval at the 2005 Annual Meeting.

Water Pik’s Annual Meeting of Stockholders will be held on Thursday, May 13, 2004.  In addition to the election of Directors, the agenda includes amending the Company’s 1999 Incentive Plan and ratification of the Company’s independent auditors, and the proposal to declassify the Board of Directors.  The Board also reiterated its unanimous recommendation that stockholders vote “FOR” all proposals including the reelection of William G. Ouchi and Michael P. Hoopis.

Forward-looking Statements

In this press release, the statements from Mr. Bozzone are forward-looking statements.  Any other statements contained in this press release, which are not historical fact, may be considered forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from these forward-looking statements as a result of the risk factors described in the Company’s filings with the Securities and Exchange Commission, including, among others, its ability to develop new products and execute its growth strategy, the uncertainty of new product testing and regulatory approvals, the uncertainty that its marketing efforts will achieve the desired results with respect to existing or new products, its dependence on key customers, the seasonal nature of its businesses, the impact on consumer confidence and consumer spending, the effect of product liability claims, the impact of rising commodity costs such as steel, copper and oil, risks associated with using foreign suppliers including increased transportation costs, failure to protect its intellectual properties and its ability to integrate acquisitions and realize expected synergies.  In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact transpire.  These forward-looking statements represent the Company’s judgment only as of the date of this press release.  As a result, the reader is cautioned not to rely on these forward-looking statements.  The Company does not have any intention or obligation to update these forward-looking statements.

Water Pik Technologies, Inc. is a leading developer, manufacturer and marketer of innovative personal health care products, pool products and water-heating systems sold under the Water Pik®, Jandy® and Laars® brand names.  The Company has developed and introduced many products that are considered the first of their kind and have led to the formation of new markets, including the automatic toothbrush, end-of-faucet water filtration system, pool heater and pulsating shower massage.  The Company’s products are sold through a variety of channels, including home centers, mass-merchandisers, drug chains and specialty retailers, wholesalers and contractors.  Headquartered in Newport Beach, California, the Company operates ten major facilities in the United States and Canada.  For more information, visit the Water Pik Technologies, Inc. website at www.waterpik.com.

INFORMATION REGARDING PARTICIPANTS AND ADDITIONAL INFORMATION

Water Pik Technologies, Inc. has filed with the SEC its definitive proxy materials for the 2004 Annual Meeting of Stockholders. These materials contain important information concerning the matters to be acted upon at the 2004 Annual Meeting, the position of the Board of Directors with respect to those matters and the participants in the solicitation of proxies for that meeting.

Investors are urged to read the Company’s proxy statement and additional solicitation materials and other relevant documents filed with the SEC by the Company because they contain important information. Investors may obtain the Company’s SEC filings free of charge at the SEC’s website (www.sec.gov).  In addition, documents filed with the SEC by the Company are available free of charge at the “Investors/Corporate Info” section of Water Pik’s website at (www.waterpik.com) or by contacting Water Pik Technologies, Inc., 23 Corporate Plaza, Suite 246, Newport Beach, California 92660, (949) 719-3700.

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